As filed with the Securities and Exchange Commission on April 20, 2001
                                      Registration No. 333-...........
 ......................................................................

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                          .......................

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                          Excel Technology, Inc.
                          ......................

           (Exact name of registrant as specified in its charter)

                                Delaware
                                .........
       (State or other jurisdiction of incorporation or organization)

                               11-2780242
                               ..........
                 (I.R.S. employer identification number)

                  41 Research Way
              East Setauket, New York                 11733
        ........................................    ..........
             (Address of principal executive offices)    (Zip code)

                Excel Technology 1998 Stock Option Plan
                .......................................
                        (Full title of the plan)

                Antoine Dominic, Chief Executive Officer
                         Excel Technology, Inc.
                             41 Research Way
                      East Setauket, New York 11733
                ........................................
                 (Name and address of agent for service)

                             (631) 784-6100
                              .............
       (Telephone number, including area code, of agent for service)

                              - copy to -

                        Leonard J. Breslow, Esq.
                         Breslow & Walker, LLP
                         100 Jericho Quadrangle
                         Jericho, New York 11753
                             (516) 822-6505
 ........................................................................

                     CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
                                  maximum       maximum
      Title of                   offering      aggregate       Amount of
   securities to   Amount to be   price        offering      registration
   be registered  registered (1) per share       price            fee
   .............  .............. .........  ..............   ............
   Common Stock,     1,000,000       (2)    $19,863,366 (2)      $4,966
   par value
 $.001 per share
 ("Common Stock")
 ..........................................................................

(1) Represents shares of common stock issuable under the Excel Technology 1998 Stock Option Plan (the "Plan"). Also covered hereby are such additional shares as may be issuable in accordance with the terms of the Plan as stock dividends or in the event of a stock split, reorganization, merger, recapitalization, or similar event affecting the 1,000,000 shares being registered.

(2) Pursuant to Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated (a) with respect to 505,550 shares, on the basis of $19.32, the average of the high and low prices of the Common Stock as quoted on Nasdaq National Market System on April 12, 2001, and
     (b) with respect to 494,450 shares, on the basis of the exercise price of options previously granted.

                                 PART II
                                 .......


           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         .......................................

         The following documents previously filed by Excel Technology, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed with the Commission for the purpose of updating such description.

          In addition, all documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

Item 4.  Description of Securities
         .........................

         Not applicable.


Item 5.  Interests of Named Experts and Counsel
         ......................................

         The validity of the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, New York, New York.
Howard S. Breslow, a partner in Breslow and Walker, LLP, is a director of the Company. As of the date hereof, Mr. Breslow owns 20,000 shares of common stock and options to purchase 10,000 shares of common stock.

Item 6.  Indemnification of Directors and Officers
         .........................................

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation provides for such limitation of liability.

         In addition, Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any officer or director against expenses incurred by him in connection with any action in which he is made a party by reason of his being or having been a director, officer, employee or agent of such corporation, provided that it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled.

         The above discussion of the Delaware General Corporation Law and of the Company's Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and the Company's Certificate of Incorporation.


Item 7.  Exemption from Registration Claimed
         ...................................

         Not applicable.

Item 8.  Exhibits
         ........

                                                         Sequentially
                                                         Numbered Page
Exhibit                         Description              Where Located
 .......                         ...........              .............
  5       Opinion of Breslow & Walker, LLP as to the            9
          legality of the securities being registered

 10       Excel Technology, Inc. 1998 Stock Option Plan        10

 23(a)    Consent of Ernst & Young LLP                         18

 23(b)    Consent of KPMG LLP                                  19

 23(c)    Consent of Breslow & Walker, LLP                      -
          (included in Exhibit 5)


Item 9.  Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

B.        The undersigned Company hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule      424(b)      if, in the aggregate, the
changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2)  For determining any liability under the Securities Act of
1933, treat each such post-     effective amendment as a new registration
statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities; and

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

C. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Setauket, State of New York, as of this 20th day of April, 2001.

                                 EXCEL TECHNOLOGY, INC.

                                 By:   /s/ Antoine Dominic
                                       .........................
                                       Antoine Dominic,
                                       Chief Executive Officer
                                      (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                Date
     .........                      ...........        ...............

/s/ J. Donald Hill                    Director          April 20, 2001
 .....................
    J. Donald Hill

/s/ Antoine Dominic                   Director          April 20, 2001
 .....................
    Antoine Dominic

/s/ Steven Georgiev                   Director          April 20, 2001
 .....................
    Steven Georgiev

/s/ Howard S. Breslow                 Director          April 20, 2001
 .....................
    Howard S. Breslow

/s/ Joseph A. Ortego                  Director           April 20, 2001
 .....................
    Joseph A. Ortego




EXHIBIT INDEX
                             .............
 ........

                                                         Sequentially
                                                         Numbered Page
Exhibit                         Description              Where Located
 .......                         ...........              .............
  5       Opinion of Breslow & Walker, LLP as to the            9
          legality of the securities being registered

 10       Excel Technology, Inc. 1998 Stock Option Plan        10

 23(a)    Consent of Ernst & Young LLP                         18

 23(b)    Consent of KPMG LLP                                  19

 23(c)    Consent of Breslow & Walker, LLP                      -
          (included in Exhibit 5)


                                                                 EXHIBIT 5
                                                                 .........
April 20, 2001




Board of Directors
Excel Technology, Inc.
41 Research Way
East Setauket, NY 11733

Gentlemen:

     It is our opinion that the sale of the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Excel Technology, Inc. (the "Company") on Form S-8, which securities are to be offered to the Company's employees, directors, consultants and advisors pursuant to the Company's 1998 Stock Option Plan, will, when sold and paid for, be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit of the aforesaid Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                   Sincerely,

                                   /s/ Breslow & Walker, LLP
                                   .........................
                                   Breslow & Walker, LLP

                                                       EXHIBIT 10

                         EXCEL TECHNOLOGY, INC.
                         1998 STOCK OPTION PLAN



1.       Purpose of Plan.
         ................
         The purpose of this 1998 Stock Option Plan (the "Plan") is to further the growth and development of Excel Technology, Inc. (the "Company") by encouraging and enabling employees, officers, and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock (thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency, and profitability of the Company), and affording the Company a means of attracting to its service persons of outstanding quality.

2.      Shares of Stock Subject to the Plan.
        ....................................

        Subject to the provisions of Section 12 hereof, an aggregate of 1,000,000 shares of the common stock, par value $.001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. As the Board of Directors of the Company ("Board of Directors") shall from time to time determine, such shares may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire, or terminate without having been exercised in full, the unpurchased shares underlying such option shall (unless the Plan shall have been terminated) again be available for issuance pursuant to the Plan.

3.      Administration.
        ...............

        (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success, and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors also shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the instruments by which options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding, and conclusive.

        (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article III, Section 7 of the Company's By-Laws, appoint from among its members a Stock Option or Compensation Committee (the "Committee"). The Committee shall be composed of two or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

4.      Persons To Whom Shares May Be Granted.
        ......................................

        (a) Options may be granted to persons who are, at the time of the grant, employees (including part-time employees), officers, and directors of, or consultants or advisors to, the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), a "Subsidiary") as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee). For the purposes of the Plan, options only may be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the
Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of, or consultant or advisor to, the Company or a Subsidiary on the date of the grant shall be designated a Non-
Incentive Stock Option.

        (b) The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options, whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are canceled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

5.      Option Price.
        .............

        (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding, and conclusive; provided, however, in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the last sale price of the Common Stock on the date on which the option is granted or, if no such reported sale takes place on such day, the last reported bid price on such day, on NASDAQ or on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or (ii) if not listed or admitted to trading on NASDAQ or a national securities exchange, the closing bid price as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant. If the Common Stock is not publicly traded at the time an option is granted, the Board of Directors (or Committee) shall deem fair market value to be the fair value of the Common Stock after taking into account appropriate factors which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date specified by the Board of Directors (or Committee) at the time it grants such option; provided, however, such date shall not be prior to the date on which the Board of Directors (or Committee) acts to approve the grant.

       (b) The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.       Exercise of Options.
         ....................

        (a) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

        (b) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that (1) at the time of such exercise it is the holder's then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, (2) the holder knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), is available or the Company has registered the shares underlying the options, and (3) the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Act, and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made in cash; by certified check payable to the order of the Company in the amount of such purchase price; by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price; by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option (provided such shares are registered and transferable) and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the optionee; or by any combination of such methods of payment.

7.     Term of Options.
       ................

       The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, no option shall be exercisable for a period exceeding ten (10) years from the date such option is granted.

8.     Non-Transferability of Options.
       ...............................

       No option granted pursuant to the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge, or shall be otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder), and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.     Termination of Services.
       ........................

       If an employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of a termination of such relationship without cause and other than by reason of death or disability, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. If an employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of a termination of such relationship for cause and other than by reason of death or disability, such options shall terminate, lapse, and expire forthwith and automatically. So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.     Disability of Holder of Option.
        ...............................

        If any employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of disability, such holder may exercise such option at any time prior to the expiration date of the option or within one year after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant. For the purposes of the Plan, "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

11.     Death of Holder of Option.
        ..........................

        If any employee, officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer, or director of the Company or a Subsidiary by reason of death, or such holder of an option shall die within three months after termination, or in the case of the death of an advisor or consultant to whom an option has been granted under the Plan, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or, in the case of an employee, officer, or director, within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.     Adjustments Upon Changes in Capitalization.
        ...........................................

        (a) If the shares of Common Stock outstanding are changed in number, kind, or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange, or any capital adjustment, including a stock dividend, or if any distribution is made to stockholders other than a cash dividend and the Board of Directors (or Committee) deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.

        (b) Adjustments under this Section 12 shall be made in a propor-tionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

        (c) In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-
   day period immediately prior to such liquidation, merger, or consolidation, to exercise the option, in whole or in part. The granting of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

13.     Vesting of Rights Under Options.
        ................................

        Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the stockholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

14.     Rights as a Stockholder.
        ........................

        A holder of an option shall have no rights of a stockholder with respect to any shares covered by such holder's option until the date of issuance of a stock certificate to such holder for such shares.

15.     Termination and Amendment.
        ..........................

        The Plan was adopted by the Board of Directors on April 9, 1998, subject, with respect to the validation of Incentive Stock Options granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to April 8, 1999, any grants of Incentive Stock Options under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on April 8, 2008 (except as to options outstanding on that date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board of Directors (or Committee) may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board of Directors (or Committee) adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 12); (b) the provisions regarding eligibility for grants of Incentive Stock Options may not be modified;
(c) the provisions regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified (except by adjustment pursuant to paragraph 12), and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board of Directors (or Committee) or stockholders alter or impair the rights of an optionee, without such optionee's consent, under any option previously granted to such optionee.

16.     Modification, Extension and Renewal of Options.
        ...............................................
        Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.     Conversion of Incentive Stock Options into Non-Qualified Options.
        .................................................................
        Without the prior written consent of the holder of an Incentive Stock Option, the Board of Directors (or Committee) shall not alter the terms of such Incentive Stock Option (including the means of exercising such Incentive Stock Option) if such alteration would constitute a modification within the meaning of Section 424(h)(3) of the Code. The Board of Directors (or Committee), at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Incentive Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board of Directors (or Committee) (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Incentive Stock Options as the Board of Directors (or Committee) in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Incentive Stock Options, and no such conversion shall occur until and unless the Board of Directors (or Committee) takes appropriate action.

18.     Withholding of Additional Income Taxes.
        .......................................

        Upon the exercise of a Non-Incentive Stock Option, the transfer of a Non-Incentive Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder), the vesting of transfer of restricted stock or securities acquired on the exercise of an option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Board of Directors (or Committee) in its discretion may condition the exercise of an option, the transfer of a Non-Incentive Stock Option, or the vesting or transferability of restricted stock or securities acquired by exercising an option on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Board of Directors (or Committee), by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of option shares having an aggregate fair market value equal to the amount of such withholding taxes.

19.     Indemnification.
        ................

        In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, and provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

20.     Governing Law.
        ..............

        The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.



                                                           EXHIBIT 23(a)
                                                           .............

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Excel Technology, Inc. 1998 Stock Option Plan of our report dated January 21, 2001, with respect to the consolidated financial statements and schedule of Excel Technology, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             .....................

Melville, New York
April 20, 2001


                                                            EXHIBIT 23(b)
                                                            .............



                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Excel Technology, Inc.:


We consent to the incorporation by reference in this registration statement on Form S-8 of Excel Technology, Inc. of our report dated January 21, 2000, relating to the consolidated balance sheet of Excel Technology, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of earnings, stockholders' equity and cash flows and the related financial statement schedule for each of the years in the two-year period ended December 31, 1999, which report appears in the December 31, 2000 annual report on Form 10-K of Excel Technology, Inc.


                                                          /s/ KPMG LLP


Melville, New York
April 20, 2001